Exhibit 5.1

May 1, 2023

The Board of Directors

Better Choice Company Inc.

12400 Race Track Road

Tampa, Florida 33626

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Better Choice Company Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”) provides for the registration by the Company of up to a maximum offering of $55,000,000 of any combination of the following:

(i) shares of common stock of the Company, $0.001 par value per share (the “Common Stock”);

(ii) shares of preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”);

(iii) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form to be filed as an exhibit to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder (each, a “Warrant Agreement”), by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company; and

(v) units consisting of any combination of the foregoing (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, and the Warrants, “Securities”).

Better Choice Company Inc.

May 1, 2023

The Company is registering the Securities for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In that connection, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) the Registration Statement and Prospectus;

(b) the certificate of incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement, as filed with the Secretary of State of the State of Delaware on January 4, 2019, as amended by those certain certificates of amendment filed as Exhibits 3.2 – 3.5 to the Registration Statement, as filed with the Secretary of State of the State of Delaware on February 5, 2019, March 14, 2019, April 22, 2019, July 31, 2020, respectively (collectively, the “Certificate of Incorporation”);

(c) the bylaws of the Company as presently in effect as certified by an officer of the Company (the “Bylaws”); and

(d) resolutions adopted by the Company’s board of directors relating to Registration Statement.

The opinion set forth herein is subject to the following qualifications, which are in addition to any other qualifications contained herein:

A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

B. The opinion set forth herein is based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and our opinion does not apply to any change in, and the effect thereof on, any of the foregoing occurring after the date hereof.

C. We have assumed without verification that, with respect to the minutes of any meetings of the stockholders of the Company or of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

D. We have assumed without verification the accuracy and completeness of the information contained in (i) the Registration Statement (including but not limited to statements therein as to the number of shares of common stock issued and outstanding), as well as all of the other Documents and (ii) all corporate records made available to us by the Company.

E. The foregoing opinion is qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Better Choice Company Inc.

May 1, 2023

F. We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. The opinion herein is as of the date hereof and is based on current law and facts and circumstances. We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or the existing facts and circumstances change.

Based on the foregoing, upon the assumptions that there will be no changes in the documents we have examined and the other matters referred to above, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that: (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus has been delivered as required by applicable laws; (b) the Prospectus is supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”) as may be required by applicable law which Prospectus Supplement has been properly prepared, including a proper description of the Offered Common Stock, and has been delivered as required by applicable laws; (c) the Company has duly authorized the issuance of the Offered Common Stock by all necessary corporate action; (d) the issuance and sale of the Offered Common Stock does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock, or upon exercise of any Offered Warrants or upon conversion of any Offered Debt Securities in accordance with their terms, or upon settlement of any Offered Unit Securities in accordance with their terms, be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), provided that: (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus has been delivered as required by applicable laws; (b) the Prospectus is supplemented from time to time by one or more Prospectus Supplements as may be required by applicable law which Prospectus Supplement has been properly prepared, including a proper description of the Offered Preferred Stock, and has been delivered as required by applicable laws; (c) the Company has duly authorized the issuance of the Offered Preferred Stock by all necessary corporate action; (d) the issuance and sale of the Offered Preferred Stock does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants or upon the conversion of any Offered Debt Securities, or upon settlement of any Offered Unit Securities in accordance with their terms, be validly issued, fully paid and nonassessable.

Better Choice Company Inc.

May 1, 2023

3. With respect to any series of the Debt Securities issued under the Indenture, and offered under the Registration Statement (the “Offered Debt Securities”), provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus has been delivered and filed as required by applicable laws; (b) the Prospectus is supplemented from time to time by one or more Prospectus Supplements as may be required by applicable law which Prospectus Supplement has been properly prepared, including a proper description of the Offered Debt Securities, and has been delivered as required by applicable laws; (c) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (d) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (e) the issuance and terms of the Offered Debt Securities have been duly authorized by the Company by all necessary corporate action; (f) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (g) the notes representing the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Offered Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company.

4. With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided that: (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus has been delivered as required by applicable laws; (b) the Prospectus is supplemented from time to time by one or more Prospectus Supplements as may be required by applicable law which Prospectus Supplement has been properly prepared, including a proper description of the Offered Warrants, and has been delivered as required by applicable laws; (c) the Company has duly authorized the issuance of the Offered Warrants by all necessary corporate action; (d) the issuance and sale of the Offered Warrants does not violate any applicable law, , the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent therefor pursuant to the applicable Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock in accordance with their terms, be valid and legally binding obligations of the Company, enforceable against the Corporation in accordance with their terms.

Better Choice Company Inc.

May 1, 2023

5. With respect to the Units offered under the Registration Statement (the “Offered Unit Securities”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Company has duly authorized the issuance of the Offered Unit Securities by all necessary corporate action; (c) the issuance and sale of the Offered Unit Securities does not violate any applicable law, the Certificate of Incorporation or Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the Company has duly executed and delivered the Offered Unit Securities against payment therefor, then, and only then will the Offered Unit Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Meister Seelig & Fein PLLC

Meister Seelig & Fein PLLC